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                                                                    EXHIBIT 99.1

Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, CA 90245

Gentlemen:

   We hereby consent to the inclusion of our Fairness Opinion addressed to the Board of Directors of Peerless Systems Corporation in the Amendment No. 1 to the Registration Statement on Form S-4 of Peerless Systems Corporation to be filed in connection with the pending acquisition of AUCO, Inc. by Peerless Systems Corporation. We also consent to the inclusion in such Form S-4 Registration Statement of references to our firm.

                                          Sincerely,

May 7, 1999                               /s/ John Brew
                                          -------------
                                          Managing Director